Exhibit 21.1
Subsidiaries of Beyond Meat, Inc.

Subsidiaries    Jurisdiction
Beyond Meat EU B.V.    Netherlands
Beyond Meat (Jiaxing) Food Co., Ltd.    Zhejiang Province, China Beyond Meat Canada Inc.        Canada